Exhibit 21.1

Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Genpact Australia Pty Ltd……………………………………………………..	Australia
Headstrong (Australia) Pty Ltd.	Australia

Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda

Genpact Brasil Gestão de Processos Operacionais Ltda.	Brazil

Headstrong Canada Ltd.	Canada

Genpact (Dalian) Co. Ltd.	China
Genpact (Dalian) Information & Technology Service Co., Ltd.	China
Genpact (Foshan) Information & Technology Service Co., Ltd.	China
Genpact (Qingdao) Information & Technology Service Co., Ltd.	China
Genpact (Suzhou) Information & Technology Service Co., Ltd.	China

Genpact Colombia S.A.S.	Colombia

Genpact Czech s.r.o.	Czech Republic

Genpact Administraciones-Guatemala, S.A.	Guatemala
Servicios Internacionales de Atencion Al Cliente, S.A.	Guatemala

Headstrong GmbH	Germany

Headstrong (Hong Kong) Ltd.	Hong Kong

Genpact Hungary Kft	Hungary
Genpact Hungary Process Szolgaltató Kft.	Hungary

Axis Risk Consulting Services Pvt. Ltd.	India
Endeavour Software Technologies Private Limited	India
Genpact India Private Limited	India
Genpact Mobility Services (I) Pvt. Ltd.	India
Headstrong Services India Pvt. Ltd.	India

Genpact Ireland Private Limited……………………………………………………….	Ireland

PNMSoft Ltd…	Israel

Genpact Consulting KK	Japan
Genpact Japan Business Services KK	Japan
Genpact Japan KK	Japan
Genpact Japan Services Co., Ltd.	Japan

Genpact Kenya Limited	Kenya

Genpact Luxembourg S.à r.l.	Luxembourg
Genpact Investment Luxembourg S.à r.l.	Luxembourg

Name:	Jurisdiction of Incorporation:

Genpact Malaysia Sdn Bhd	Malaysia

Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact Mauritius	Mauritius

EDM S. de R.L. de C.V.	Mexico
Genpact Morocco S.à r.l.	Morocco
Genpact Morocco Training S.à r.l.	Morocco

Genpact A B.V.	Netherlands
Genpact B B.V.	Netherlands
Genpact C B.V.	Netherlands
Genpact Consulting Services B.V.	Netherlands
Genpact D B.V.	Netherlands
Genpact E B.V.	Netherlands
Genpact Netherlands B.V.	Netherlands
Genpact NL B.V	Netherlands
Genpact Resourcing Services B.V.	Netherlands
Genpact V.O.F.	Netherlands

Genpact Peru S.A.	Peru

Headstrong Philippines, Inc.	Philippines

Genpact PL sp. z o.o.	Poland
Genpact Poland sp. z o.o.	Poland
Genpact Services Poland sp. z o.o.	Poland

PNMSoft Portugal SOC Unipessoal, Lda.	Portugal

Genpact Romania SRL	Romania

Genpact Singapore Pte. Ltd.	Singapore
Genpact Consulting (Singapore) Pte. Ltd.	Singapore

Genpact Slovakia s.r.o.	Slovakia

Genpact South Africa (Proprietary) Limited	South Africa

Genpact Strategy Consultants S.L.	Spain

Headstrong Thailand Ltd.	Thailand

Genpact (UK) Ltd.	United Kingdom
Genpact Regulatory Affairs UK Limited	United Kingdom
Genpact WM UK Limited	United Kingdom
Headstrong (UK) Ltd.	United Kingdom
Headstrong Worldwide Ltd.	United Kingdom
Pharmalink Consulting Limited	United Kingdom
Pharmalink Consulting Operations Ltd.	United Kingdom
PNMSoft UK Limited	United Kingdom
Strategic Sourcing Excellence Limited	United Kingdom

Akritiv Technologies, Inc.	United States
Endeavour Software Technologies Inc.	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact CL, Inc.	United States

Name:	Jurisdiction of Incorporation:

Genpact Insurance Administration Services Inc.	United States
Genpact International, Inc.	United States
Genpact LH LLC	United States
Genpact LLC	United States
Genpact Mortgage Services, Inc.	United States
Genpact Onsite Services, Inc.	United States
Genpact Registered Agent, Inc.	United States
Genpact Services LLC	United States
Genpact Solutions, Inc.	United States
Genpact US LLC	United States
Genpact WB LLC	United States
Headstrong Business Services, Inc.	United States
Headstrong Corporation	United States
Headstrong Inc.	United States
Headstrong Public Sector, Inc.	United States
Headstrong Services LLC	United States
High Performance Partners, LLC	United States
Jawood Business Process Solutions, LLC…………………………	United States
LeaseDimensions, Inc………………………………………………………..	United States
OpenWealth Services, LLC	United States
Pharmalink Consulting Inc.	United States
PNMSoft USA Inc.Inc...	United States
Strategic Sourcing Excellence LLC	United States
Techspan Holdings, Inc.	United States
TS Mergerco, Inc.	United States